EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Charter One Financial, Inc. described in the following table of our report dated January 28, 1999 with respect to the consolidated statements of income, stockholders' equity and cash flows of St. Paul Bancorp, Inc. for the year ended December 31, 1998 included in the Annual Report (Form 10-K) of Charter One Financial, Inc. for the year ended December 31, 2000:

REGISTRATION STATEMENT
----------------------

FORM          NUMBER          PURPOSE
----          ------          -------

S-8           33-23805        Charter One Financial, Inc. Long-Term Stock Incentive Plan
                              Charter One Financial, Inc. Directors Stock Option Plan

S-8           33-61273        FirstFed Michigan Corporation 1983 Stock Option Plan
                              FirstFed Michigan Corporation 1991 Stock Option Plan

S-8           333-33259       1986 Stock Option Plan and 1992 Stock-Based
                              Compensation Plan of RCSB Financial, Inc.

S-8           333-42823       Charter One Financial, Inc. 1997 Stock Option and
                              Incentive Plan


S-8           333-33169       Home Federal Savings Bank Stock Compensation Program
                              and Haverfield 1995 Stock Option Plan

S-8           333-70007       Charter One Bank Retirement Savings Plan

S-8           333-65137       ALBANK Financial Corporation 1992 Stock Incentive
                              Plan for Key Employees
                              ALBANK Financial Corporation 1992 Stock Incentive
                              Plan for Outside Directors
                              ALBANK Financial Corporation 1995 Stock Incentive
                              Plan for Outside Directors
                              Marble Financial Corporation 1986 Stock Option Plan
                              Marble Financial Corporation 1994 Stock Option Plan

S-8           333-67431       RCSB Financial, Inc. Non-Employee Director Stock
                              Plan and RCSB Financial, Inc. Non-Employee Director
                              Deferred Compensation Plan

S-8           333-85207       St. Paul Bancorp, Inc. Stock Option Plan
                              St. Paul Bancorp, Inc. 1995 Incentive Plan
                              St. Paul Bancorp, Inc. Employee Incentive Plan
                              Beverly Bancorporation 1994 Incentive Stock Option Plan
                              Beverly Bancorporation 1997 Incentive Stock Option Plan

/s/Ernst & Young LLP

Chicago, Illinois
March 12, 2001